Exhibit 10(g)

                              EMPLOYMENT AGREEMENT


        This Employment Agreement ("Agreement") is entered into as of the 15th day of January, 1999, by and between CORNERSTONE BANK, 28 East Main Street, Springfield, Ohio 45502 (the "Bank"), and CRAIG F. FORTIN, 1913 Greendale Avenue, Findlay, Ohio 45840 (the "Employee").

        WHEREAS, it is intended that the Employee will serve as Senior Vice President and Chief Financial Officer of the Bank; and

        WHEREAS, the Board of Directors of the Bank (the "Board") has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 4 hereof;

        NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is AGREED as follows:

        1. Employment. The Bank employs the Employee as its Senior Vice President and Chief Financial Officer. Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, as determined by the Bank, and shall have other or different powers and duties as may from time to time be prescribed by the Board. The Employee shall devote his best efforts and substantially all his business time and attention to the business and affairs of the Bank and its affiliated companies, including, but not limited to, service as Senior Vice President and Chief Financial Officer of Western Ohio Financial Corporation (the "Holding Company").

        2.     Compensation.

               (a) Salary.  Beginning  on the  Commencement  Date (as defined in
Section 4 below), the Bank agrees to pay the Employee during the term of this Agreement a salary of $95,000.00 per year. The Employee's salary shall be payable not less frequently than monthly and not later than the tenth day following the expiration of the month in question.

               (b) Performance Bonuses. The Employee shall be entitled to participate with other executive officers of the Bank in performance bonuses as authorized and declared by the Board to its executive employees.

               (c) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures applicable to the senior executive officers of the
Bank) in performing services hereunder, provided that the Employee properly accounts therefor in accordance with Bank policy.





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        3.     Benefits.

               (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled while employed hereunder to participate in, and receive benefits under, all plans relating to pension, thrift, profit-sharing, group life insurance, medical coverage, education, cash bonuses, and other retirement or employee benefits or combinations thereof, that are maintained for the benefit of the Bank's executive employees or for its employees generally.

               (b) Fringe Benefits. The Employee shall be eligible while employed hereunder to participate in, and receive benefits under, any other fringe benefit plans which are or may become applicable to the Bank's executive employees or to its employees generally.

        4. Term. The term of employment under this Agreement shall be a period of two (2) years commencing February 1, 1999 (the "Commencement Date"), subject to earlier termination as provided herein.

        5. Vacations. The Employee shall be entitled to an annual vacation in accordance with policy set by the Board. The timing of vacations shall be scheduled in a reasonable manner by the Employee.

        6.     Termination of Employment; Death.

               (a) The Board may terminate the Employee's employment at any time, but any termination by the Board other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause. If the employment of the Employee is involuntarily terminated, other than for "cause" as provided in this
Section 6(a) or pursuant to any of Sections 6(d) through 6(g), or by reason of death or disability as provided in Sections 6(c) or 7, the Employee shall be entitled to (i) his then applicable salary for the then-remaining term of the Agreement as calculated in accordance with Section 4 hereof, payable in such manner and at such times as such salary would have been payable to the Employee under Section 2 had he remained in the employ of the Bank, (ii) and health insurance benefits as maintained by the Bank for the benefit of its senior executive employees or its employees generally over the then-remaining term of the Agreement as calculated in accordance with Section 4 hereof.

        The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Employee without his express written consent.

        In case of termination of the Employee's employment for cause, the Bank shall pay the Employee his salary through the date of termination, and the Bank shall have no further obligation to the Employee under this Agreement. For purposes of this Agreement, termination for "cause" shall include termination for personal dishonesty, incompetence, poor performance review by the Bank, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.


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               (b) The Employee's  employment  may be voluntarily  terminated by the Employee at any time upon 90 days' written notice to the Bank or upon such shorter period as may be agreed upon between the Employee and the Board. In the event of such voluntary termination, the Bank shall be obligated to continue to pay the Employee his salary and benefits only through the date of termination, at the time such payments are due, and the Bank shall have no further obligation to the Employee under this Agreement.

               (c) In the event of the death of the Employee during the term of employment under this Agreement and prior to any termination hereunder, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Bank the salary of the Employee through the last day of the calendar month in which his death shall have occurred, and the term of employment under this Agreement shall end on such last day of the month.

               (d) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

               (e) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

               (f) If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

               (g) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation ("RTC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

        7. Disability. If the Employee shall become disabled as defined in the Bank's then current disability plan or if the Employee shall be otherwise unable to serve as Senior Vice President and Chief Financial Officer, the Employee shall be entitled to receive group and other disability income benefits of the type then provided by the Bank for other executive employees.


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        8.     Change in Control.

               (a) Involuntary Termination. If the Employee's employment is involuntarily terminated (other than for cause or pursuant to any of Sections 6(c) through 6(g) or Section 7 of this Agreement) in connection with or within 12 months after a change in control which occurs at any time during the term of employment under this Agreement, the Bank shall pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination (as hereinafter defined) of employment an amount equal to the greater of two (2) years' salary under Section 2(a) of this Agreement, or his then applicable salary for the remaining term of this Agreement.

        For purposes of this paragraph 8(a), an involuntary termination shall, at the employee's option, be deemed to be (i) a reduction in the Employee's then-applicable salary, or (ii) a diminution of the Employee's duties, which shall be defined as a material reduction or adverse change in the salary, perquisites, benefits, contingent benefits, or vacation time which had previously been provided to the Employee, or a material reduction or adverse change in the Employee's previous position or job description, or (iii) a relocation of the Employee to a new work location more than sixty (60) miles from his previous work location.

               (b) Definitions. For purposes of Sections 6 and 8 of this Agreement, "Date of Termination" means the earlier of (i) the date upon which the Bank gives notice to the Employee of the termination of his employment with the Bank or (ii) the date upon which the Employee ceases to serve as an Employee of the Bank, and "change in control" is defined solely as any acquisition of control, as defined in 12 C.F.R. ss. 574.4, or any successor regulation, of the Bank which would require the filing of an application for acquisition of control or notice of change in control in a manner as set forth in 12 C.F.R. ss. 574.3, or any successor regulation.

        9. Miscellaneous. This Agreement shall inure to the benefit of and be enforceable by the personal and legal representatives, executors, administrators, successors, assigns, heirs, distributees, devisees and legatees of the parties.

     10. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid. All notices to the Bank shall be sent to its home office, directed to the attention of the Board of Directors of the Bank, with a copy to the Secretary of the Bank. All notices to the Employee shall be sent to the home or other address he has most recently provided in writing to the Bank.

     11. Amendments. This Agreement is subject to the terms of a letter agreement between the parties dated January 15, 1999, reference to which is hereby made. Otherwise, no amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided. The parties hereto agree to amend this Agreement to comply with any required provisions of 12 C.F.R. ss. 563.39(b), as the same may be amended.

     12. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

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     13.  Severability.  The  provisions  of  this  Agreement  shall  be  deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     14. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Ohio.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                            CORNERSTONE BANK


                                            By: /s/ John W. Raisbeck
                                            -----------------------------------
                                            John W. Raisbeck, President


                                            EMPLOYEE

                                             /s/ Craig F. Fortin
                                            -----------------------------------
                                            Craig F. Fortin




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